EXHIBIT 32.2
Certification of Chief Financial Officer
Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002
In connection with this quarterly report on Form 10-Q of Medtronic Public Limited Company for the quarter ended October 26, 2018, the undersigned hereby certifies, in her capacity as Chief Financial Officer of Medtronic Public Limited Company, for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Medtronic Public Limited Company.

Date:	November 29, 2018	/s/ Karen L. Parkhill
Karen L. Parkhill Executive Vice President and Chief Financial Officer